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                                  May 10, 2002


MCG Capital Corporation
1100 Wilson Boulevard
Suite 800
Arlington, VA  22209

Ladies and Gentlemen:

         We have acted as special counsel for MCG Capital Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form N-2 (File No. 333-86286) (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Act"). The Registration Statement covers the underwritten public offering of 2,500,000 shares of the Company's common stock, $.01 par value (the "Shares") and an over-allotment option of up to 375,000 shares of the Company's common stock, $.01 par value (the "Additional Shares").

         With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

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MCG Capital Corporation                                                  Page 2
May 10, 2002




         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares, when issued, delivered and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable and (ii) the Additional Shares that may be offered by the Company, when issued, delivered and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of Securities" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                    By:  /s/  Vasiliki B. Tsaganos
                                         --------------------------------------
                                                 Vasiliki B. Tsaganos




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